UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2023, Red Robin Gourmet Burgers, Inc. (the “Company”) adopted the Executive Severance Plan, as the successor to the Company’s Executive Change in Control Severance Plan (which is no longer applicable in respect of terminations of employment that qualify for benefits under the Executive Severance Plan). The Executive Severance Plan provides both non-change in control and change in control severance pay and benefits to key management employees, and promotes the long-term financial interests of the Company and its shareholders by reducing the risk of departures and distractions of such employees in a change in control situation, which would be detrimental to the Company and its shareholders. Eligible employees include the Company’s chief executive officer, other C-suite executives, and other employees designated by the Board or Compensation Committee from time to time as participants.

The Executive Severance Plan provides that in the event the employment of a participant is terminated by the Company without “cause” or by the participant for “good reason” (each as defined in the Executive Severance Plan) within two years following a “change in control” (as defined in the Executive Severance Plan) of the Company (a “CIC Qualifying Termination”), such participant is entitled to receive the following payments and benefits:

•	payment, in cash, equal to the sum of (1) accrued but unpaid salary through the date of termination, (2) reimbursement for any unreimbursed business expenses incurred through the termination date, (3) any payments, benefits or fringe benefits to which the participant is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or any other agreement, and (4) any annual bonus earned but unpaid with respect to the fiscal year ending on or preceding the termination date (which will be paid in a lump sum in cash when such annual bonus payment is regularly paid to similarly situated Company employees) (the “Accrued Obligations”);
•	A lump sum payment, in cash, equal to the product of (a) the participant’s annual base salary and the annual target bonus applicable to the participant, multiplied by (b) a “cash severance multiplier” (which in the case of the chief executive officer is 3, in the case of other C-suite executives is 2, and in the case of other participants is 1);
•	a lump sum payment of a prorated portion of the participant’s target bonus for the year in which the termination occurs;
•	upon timely election of continuation coverage under COBRA by the participant, a cash lump sum equal to the product of (x) the amount of monthly premiums of the participant’s group health insurance, including coverage for the participant’s eligible dependents, if any, that the Company paid immediately prior to the termination date and (y) (1) 36 in the case of the chief executive officer, (2) 24 in the case of other C-suite executives and (3) 12 in the case of any other participant; and
•	all outstanding and unvested stock option and restricted stock (and restricted stock unit) awards subject solely to time-based vesting shall vest in full and any restrictions or forfeiture provisions applicable to restricted stock (and restricted stock unit) awards shall lapse, notwithstanding the provisions of any equity incentive plan or any award agreement(s) between the participant and the Company thereunder.

The Executive Severance Plan also provides that in the event the employment of a participant is terminated by the Company without “cause” or by the participant for “good reason” other than pursuant to a CIC Qualifying Termination (a “Non-CIC Qualifying Termination”), such participant is entitled to receive the following payments and benefits:

•	payment, in cash, equal to the Accrued Obligations;

•	A payment, in cash, equal to the product of (a) the participant’s annual base salary, multiplied by (b) a “cash severance multiplier” (which in the case of the chief executive officer is 2, and in the case of other participants is 1), payable in installments over the number of months equal to 12 times the cash severance multiplier;
•	a lump sum payment of a prorated portion of the participant’s bonus for the year in which the termination occurs (based on the full year actual performance of the Company); and
•	upon timely election of continuation coverage under COBRA by the participant, a cash lump sum equal to the product of (x) the amount of monthly premiums of the participant’s group health insurance, including coverage for the participant’s eligible dependents, if any, that the Company paid immediately prior to the termination date and (y) (1) 18 in the case of the chief executive officer, and (2) 12 in the case of any other participant.

To the extent that a participant is a party to an employment agreement (or other written agreement) with the Company that provides for the payment of severance compensation and/or benefits in connection with a CIC Qualifying Termination or Non-CIC Qualifying Termination, then except as otherwise specifically provided in the Executive Severance Plan, the provisions of such employment agreement (or other written agreement) shall govern to the extent of any inconsistency between the Executive Severance Plan and such employment agreement (or other written agreement), and in no event will a participant receive a duplication of benefits under the Executive Severance Plan and their employment agreement (or other written agreement).

In the event of a non-CIC Qualifying Termination, to the extent that a participant is a party to an employment agreement (or other written agreement) with the Company that provides for restrictive covenants, the provisions of such employment agreement (or other written agreement) relating thereto will govern to the extent of any inconsistency between the Executive Severance Plan and such employment agreement (or other written agreement).

The Executive CIC Severance Plan provides that all severance payments and obligations of the Company are subject to, among other things, receipt of a signed and irrevocable release of claims and restrictive covenants agreement.

No amendment to the Executive Severance Plan or other action (including removal of participation) that directly or indirectly affects a participant’s rights under the Executive Severance Plan may be effective until the second anniversary of the date of adoption of such amendment (provided that in the case of participants other than the chief executive officer and other C-suite executives, such amendment protection applies only following a CIC).

The foregoing description of the Executive Severance Plan is qualified in its entirety by the full text of the Executive Severance Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Red Robin Gourmet Burgers, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2023

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah A. Mussetter
Name:	Sarah A. Mussetter
Title:	Chief Legal Officer